Exhibit 99.1

For Immediate Release

Media Contacts Rush Enterprises Gary Willis (830) 302-5210

Rush Enterprises announces appointment of Jody Pollard as Chief Operating Officer

San Antonio, Texas, March 23, 2026 — Rush Enterprises, Inc. (NASDAQ: RUSHA and RUSHB), which operates the largest network of commercial vehicle dealerships in North America, announced today that Jody Pollard will take over the role of Chief Operating Officer from Jason Wilder who has left the Company.

Wilder joined Rush Enterprises in November 2006 as General Manager of the Atlanta medium-duty location. He later served as Regional General Manager and Senior Vice President of International Dealerships before becoming Chief Operating Officer in November 2024.

“Jason has been commuting from his home in Atlanta to the Company’s headquarters in Texas for the past several years, which has been demanding on him and his family,” said W.M. “Rusty” Rush, Chairman, Chief Executive Officer and President of Rush Enterprises. “We respect his decision and are grateful for his leadership and many contributions to the Company’s operations and success during a period of significant growth, transformation and recent challenging market conditions.”

Jody Pollard has been named Chief Operating Officer and will report to Rusty Rush. While Pollard is transitioning into this role, he will work closely with Rush and Michael McRoberts, Senior Advisor to the Company and member of the Board of Directors. McRoberts served as Chief Operating Officer of the Company from 2016 to 2024.

Pollard previously served as Senior Vice President - Truck Sales and Aftermarket Sales from March 2021 until his recent promotion to Chief Operating Officer and was Senior Vice President of Operations from 2017 to 2021. Pollard also has significant experience in dealership roles where he was Regional General Manager of the Company’s North Texas and Oklahoma Region for six years and also served in a variety of other dealership management roles including Body Shop Manager, Service Manager, Regional Outside Sales Manager, Regional Service Manager and General Manager, supervising over 19 different Rush Enterprises locations from 1999 to 2017. Pollard has a Bachelor of Science degree in Agricultural Leadership & Development from Texas A&M University.

“Jody’s diverse and extensive experience in leading both the operations and sales areas of our business, and his knowledge of the Company and our industry put him in a unique position to take on this new role. I have worked with Jody for many years, and I am confident that his leadership skills and commitment to the Company’s values will serve him well as Chief Operating Officer,” Rush added. “We are also pleased to have Mike’s expertise and support during this transition. Our organization and business remain strong, and we are confident in our leadership team and strategic direction going forward.”

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier solutions provider to the commercial vehicle industry. The Company owns and operates Rush Truck Centers, the largest network of commercial vehicle dealerships in North America, with more than 150 locations in 23 states and Ontario, Canada. These vehicle centers, strategically located in high traffic areas on or near major highways throughout the United States and Ontario, Canada, represent truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, Blue Arc, IC Bus and Blue Bird. They offer an integrated approach to meeting customer needs – from sales of new and used vehicles to aftermarket parts, service and body shop operations plus financing, insurance, and leasing and rental solutions. Rush Enterprises' operations also provide CNG fuel systems (through its investment in Cummins Clean Fuel Technologies, Inc.), telematics products and other vehicle technologies, as well as vehicle modification and up-fitting, chrome accessories and tires. For more information, please visit us at www.rushtruckcenters.com and www.rushenterprises.com, on X @rushtruckcenter, Facebook.com/rushtruckcenters and www.linkedin.com/company/rushenterprises-inc

Certain statements contained in this release are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, inflation and the interest rate environment, governmental regulation and supervision, including engine emission regulations, U.S. and global trade policies, product introductions and acceptance, changes in industry practices, one-time events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission, including in our annual report on Form 10-K for the fiscal year ended December 31, 2025. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual business and financial results and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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